Exhibit 99.2

Dime Community Bancshares Declares Quarterly Cash Dividend

Brooklyn, NY – October 26, 2018 – Dime Community Bancshares, Inc. (Nasdaq: DCOM) (the “Company”) announced that its Board of Directors has declared a quarterly cash dividend of $0.14 per share, payable on November 13, 2018, to all stockholders of record as of November 6, 2018.  This dividend is the 86th consecutive quarterly cash dividend paid by the Company.

ABOUT DIME COMMUNITY BANCSHARES, INC.

The Company had $6.29 billion in consolidated assets as of September 30, 2018 and is the parent company of Dime Community Bank (the “Bank”). The Bank was founded in 1864, is headquartered in Brooklyn, New York, and currently has twenty-nine branches located throughout Brooklyn, Queens, the Bronx, Nassau County and Suffolk County, New York. More information on the Company and the Bank can be found on Dime's website at www.dime.com.

Contact: Avinash Reddy, Senior Vice President - Corporate Development and Treasurer, 718-782-6200, extension 5909.